Exhibit 10.9

EXECUTION VERSION

INVESTMENT AGREEMENT

by and between

ACACIA RESEARCH CORPORATION

and

VERITONE, INC.

Dated as of August 15, 2016

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of August 15, 2016 (this “Agreement”), is entered into by and between Acacia Research Corporation, a Delaware corporation (“Acacia”), and Veritone, Inc., a Delaware corporation (the “Company” and, together with Acacia, collectively, the “Parties” and each, a “Party”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Parties wish to (a) cooperate in efforts to facilitate the consummation of a Public Offering by the Company, and (b) provide for the investment by Acacia in the Company of an aggregate of up to Fifty Million Dollars ($50,000,000), in the case of clause (a) and (b), upon the terms and subject to the conditions set forth in this Agreement and the Primary Warrant (as defined below);

WHEREAS, concurrently with the execution and delivery of this Agreement, Acacia has extended to the Company a senior secured loan with available borrowing capacity of up to Twenty Million Dollars ($20,000,000) in aggregate principal amount (the “Acacia Loan”) pursuant to a Secured Promissory Note, in the form attached as Exhibit A and dated as of the date hereof (the “Secured Promissory Note”), issued by the Company to Acacia, and has funded the First Tranche Loan (as defined therein) in the principal amount of Ten Million Dollars ($10,000,000);

WHEREAS, in connection with the extension of the Acacia Loan and the funding of the First Tranche Loan by Acacia to the Company, concurrently with the execution and delivery of this Agreement, the Company has issued to Acacia a certain common stock purchase warrant, in the form attached as Exhibit B and dated as of the date hereof (the “First Tranche Warrant A”), in respect of an initial Warrant Amount (as defined therein) of Seven Hundred Thousand Dollars ($700,000), exercisable for the exercise price and upon the terms and subject to the conditions set forth in the First Tranche Warrant A;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has issued to Acacia that certain primary common stock purchase warrant in respect of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), in the form attached as Exhibit C and dated as of the date hereof (the “Primary Warrant”), exercisable for the exercise price and upon the terms and subject to the conditions set forth in the Primary Warrant;

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, the certificate of incorporation of the Company has been amended by that certain Amended and Restated Certificate of Incorporation of Veritone, Inc. filed with the Secretary of State of the State of Delaware on August 15, 2016 (the “Restated Certificate”), pursuant to which certain rights of the holders of shares of Company Preferred Stock have been suspended during the period commencing on the date hereof and ending on August 15, 2018;

WHEREAS, Company Stockholders holding in the aggregate shares representing at least (i) a majority of the issued and outstanding shares of Common Stock, (ii) 65% of the issued and outstanding shares of Series A Preferred Stock, and (iii) 67% of the issued and outstanding shares of Series B Preferred Stock have approved the transactions contemplated by this Agreement (the “Company Stockholder Approval”) and have waived certain rights available to the Company Stockholders under the Series B Preferred Stock Agreements; and

WHEREAS, the Board of Directors of the Company has determined that, as of the date of this Agreement, it is in the best interests of the Company and its stockholders to prepare for, and, if market conditions are appropriate, embark upon a Public Offering of the Common Stock, and has authorized the officers and employees of the Company to take appropriate actions in furtherance of such preparations.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1.

DEFINITIONS; INTERPRETATION

Section 1.1 Certain Definitions. Unless the context otherwise requires, the following terms, when used in this Agreement, will have the respective meanings given to them below:

“10% Warrant” will have the meaning ascribed to it in the Primary Warrant.

“Acacia” will have the meaning set forth in the preamble hereof.

“Acacia Loan” will have the meaning set forth in the recitals hereto.

“Action” will mean any demand, action, claim, charge, grievance, complaint, arbitration, mediation, proceeding, inquiry, review, audit, hearing, investigation, litigation, suit or countersuit of any nature, whether civil, criminal, administrative, investigative, regulatory or informal, commenced, brought or heard by or before any Governmental Authority.

“Affiliate” will mean, when used with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise.

“Agreement” will have the meaning set forth in the preamble hereof.

“Audited Balance Sheet” will have the meaning set forth in Section 4.5(a)(i).

“Audited Financial Statements” will have the meaning set forth in Section 4.5(a)(i).

“Business” will mean the business and operations of the Company and its Subsidiaries, taken as a whole, as conducted as of the date hereof.

“Business Day” will mean any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in New York or California.

“Closing” will have the meaning set forth in Section 2.1.

“Closing Date” will have the meaning set forth in Section 2.1.

“Common Stock” will have the meaning set forth in the recitals hereto.

“Company” will have the meaning set forth in the preamble hereof.

“Company Equity Interests” will have the meaning set forth in Section 4.4(b).

“Company Material Adverse Effect” will mean any effect, change or circumstance, individually or in the aggregate, that is, or would reasonably be expected to be, materially adverse to (x) the Company and its Subsidiaries, taken as a whole, the Business or the financial condition or results of operations of the Business, including without limitation the termination, whether voluntary or involuntary, of Chad Steelberg’s service to the Company as an officer, director or other service provider, or (y) the ability of the Company to consummate the Transactions and to perform its obligations under this Agreement and the Transaction Agreements; provided, however, that none of the following will be deemed to constitute, and none of the following will be taken into account in determining whether there has occurred, a Company Material Adverse Effect: any adverse effect, change or circumstance, individually or in the aggregate, arising from or relating to (i) general business or economic conditions, including any such conditions as they relate to the Company, and matters generally affecting the industries in which the Company operates, (ii) national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., (iii) financial, banking or securities markets, (iv) changes in GAAP, (v) changes in any Laws, (vi) the negotiation or execution of this Agreement or any of the Transaction Agreements, any actions that are required to be taken by this Agreement or the Transaction Agreements or the pendency or announcement of the Transactions (except that this clause (vi) will be disregarded for purposes of clause (y) above); provided, that, in the case of clauses (i), (ii), (iii), (iv) and (v), such effects, changes or circumstances will be taken into account in determining whether a Company Material Adverse Effect exists or would reasonably be expected to exist, but only if the Company and its Subsidiaries are disproportionately affected thereby compared to other operators in the industries in which the Business operates.

“Company Stock Plan” will mean the Veritone, Inc. 2014 Stock Option/Stock Issuance Plan, as amended.

“Company Stockholder Approval” will have the meaning set forth in the recitals hereof.

“Confidentiality Agreement” will mean the Non-Disclosure Agreement by and between Acacia and the Company, dated as of March 30, 2016, as it may be amended from time to time.

“Contract” will mean any written or oral agreement, arrangement, sale order, purchase order, commitment, contract, indenture, mortgage, note, bond, instrument, evidence of indebtedness, real estate or other lease, license, memorandum of understanding, letter of intent, undertaking, or other document in effect as of the date hereof to which any Person is a party or that is binding on any Person or its capital stock, assets or business, in each case, including all amendments, modifications and supplements thereto and waivers and consents thereunder as of the date hereof.

“Encumbrances” will mean all liens (statutory or otherwise), security interests, hypothecations, easements, pledges, bailments (in the nature of a pledge or for purposes of security), mortgages, deeds of trusts, charges (including any conditional sale or other title retention agreement or lease in the nature thereof), options, encumbrances or other similar restrictions.

“Financial Statements” will have the meaning set forth in Section 4.5(a)(ii).

“First Tranche Warrant A” will have the meaning set forth in the recitals hereto.

“First Tranche Warrant B” will have the meaning ascribed to it in the Secured Promissory Note.

“Fully Diluted Basis” shall mean the total number of shares of Common Stock issued and outstanding as of the applicable date, calculated to include conversion of all issued and outstanding securities then convertible into Common Stock and the exercise of all then outstanding options and warrants to purchase shares of Common Stock, based upon the treasury stock method.

“GAAP” will mean United States generally accepted accounting principles.

“Governmental Authority” will mean any foreign, federal, state or local court, administrative agency, official board, bureau, governmental or quasi-governmental entities having competent jurisdiction over Acacia, the Company or any of their respective Subsidiaries, and any other tribunal or commission or other governmental department, authority or instrumentality or any subdivision, agency, mediator, commission or authority of competent jurisdiction.

“HSR Act” will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Interim Balance Sheet” will have the meaning set forth in Section 4.5(a)(ii).

“Investment” will have the meaning set forth in Section 2.1.

“Investor Rights Agreement” will mean that certain Investor Rights Agreement, dated as of July 15, 2014, by and among the Company and certain stockholders.

“Knowledge” will mean, with respect to the Company and its Subsidiaries, the actual knowledge of Chad Steelberg, John Markovich and Mydung Tran Nachman.

“Law” will mean any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, agency requirement, or treaty of any Governmental Authority.

“Liability” or “Liabilities” will mean all debts, liabilities, obligations, losses, interest and penalties of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

“License” will mean any license, authorization, permit, certificate, variance, exemption, consent, franchise or approval from any Governmental Authority, domestic or foreign.

“Maturity Date” will have the meaning ascribed to it in the Secured Promissory Note.

“Order” will mean any decision or award, decree, injunction, judgment, order, quasi judicial decision or award, settlement, ruling, restriction, charge or writ of any Governmental Authority, whether temporary, preliminary or permanent.

“Party” and “Parties” will have the meanings set forth in the preamble hereof.

“Person” or “person” will mean a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity, including a Governmental Authority.

“Primary Warrant” will have the meaning set forth in the recitals hereto.

“Public Offering” will have the meaning ascribed to it in the Secured Promissory Note.

“Public Trading Market” will mean the Nasdaq Capital Market or any other nationally recognized U.S. securities exchange.

“Registration Statement” will have the meaning set forth in Section 5.3(a).

“Related Parties” will mean, with respect to any Person, such Person’s present, former and future Representatives and each of their respective heirs, executors, successors and assigns.

“Representative” will mean, with respect to any Person, any of such Person’s directors, managers or persons acting in a similar capacity with such Person’s approval on its behalf, officers, employees, agents, consultants, financial and other advisors, accountants, attorneys and other representatives.

“Restated Certificate” will have the meaning set forth in the recitals hereto.

“Restricted Share” will mean each share of Common Stock granted under the Company Stock Plan that is then subject to vesting, repurchase rights by the Company or other restrictions.

“SEC” will mean the U.S. Securities and Exchange Commission.

“Second Tranche Warrant” will have the meaning ascribed to it in the Secured Promissory Note.

“Secured Promissory Note” will have the meaning set forth in the recitals hereto.

“Securities” will have the meaning set forth in Section 3.4.

“Securities Act” will mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” will have the meaning ascribed to it in the Secured Promissory Note.

“Series A Preferred Stock” will mean the Series A Preferred Stock of the Company, par value $0.001 per share.

“Series B Preferred Stock” will mean the Series B Preferred Stock of the Company, par value $0.001 per share.

“Series B Preferred Stock Agreements” will mean (i) the Investor Rights Agreement, dated as of July 15, 2014, as amended, by and among the Company and certain of its existing stockholders and other Persons party thereto (the “IRA”), (ii) the Voting Agreement, dated as of July 15, 2014, as amended, by and among the Company and certain of its stockholders and (iii) the Right of First Refusal and Offer and Co-Sale Agreement, dated as of July 15, 2014, by and among the Company and certain of its stockholders and other Persons party thereto.

“Stock Option” will mean an option to purchase shares of Common Stock granted under the Company Stock Plan.

“Subsidiary” will mean, with respect to any Person, a corporation, partnership, association, limited liability company, trust or other form of legal entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in (A) the equity or (B) the interest in the capital or profits thereof, (ii) the power to elect, or to direct the election of, a majority of the board of directors or other analogous governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function.

“Transaction Agreements” will mean, collectively, this Agreement, the Secured Promissory Note, the Security Agreement (as defined in the Secured Promissory Note), the First Tranche Warrant A, the First Tranche Warrant B and Second Tranche Warrant (each as defined in the Secured Promissory Note, and in the form attached thereto), the Primary Warrant, and the 10% Warrant (as defined in the Primary Warrant and in the form attached thereto) and the Voting Agreement (as defined in the Primary Warrant).

“Transactions” will mean, collectively, the Investment and the other transactions contemplated by this Agreement and the other Transaction Agreements.

“Voting Agreement” will have the meaning ascribed to it in the Primary Warrant.

ARTICLE 2.

THE INVESTMENT

Section 2.1 The Closing of the Investment. Unless this Agreement has been terminated or has terminated pursuant to Section 7.1, in the event that Acacia or the Company, as the case may be, is entitled to elect, and elects, in accordance with Sections 2 and 3(a) of the Primary Warrant, the Exercise (as defined in the Primary Warrant) by Acacia of the Primary Warrant, and Acacia is required to Exercise the Primary Warrant in accordance with Sections 2 and 3(a) thereof (such Exercise, the “Investment”), and provided the Exercise by Acacia is for the full amount of the Primary Warrant, the closing of such Exercise (the “Closing”) will take place at 10:00 a.m., New York time, on a date to be specified by the Parties, which will be no later than the fifteenth (15th) Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE 6 (other than those conditions that by their nature cannot be satisfied prior to the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (the “Closing Date”), at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, unless another date or place is agreed to in writing by the Parties.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF ACACIA

Acacia hereby represents and warrants to the Company as follows:

Section 3.1 Due Organization, Good Standing, Corporate Power and Subsidiaries. Acacia is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acacia has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Acacia is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the property owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial condition of Acacia and its Subsidiaries, taken as a whole.

Section 3.2 Authorization and Validity of Agreement. Acacia has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Agreements by Acacia and the consummation by Acacia of the Transactions, have been duly and validly authorized and unanimously approved by the Board of Directors of Acacia, and no other corporate or other action on the part of Acacia or its Board of Directors or stockholders is necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Agreements or the consummation of the Transactions. This Agreement and the other Transaction Agreements have been (or will be, at the time of their execution) duly and validly executed and delivered by Acacia and, assuming due and valid authorization, execution and delivery hereof and thereof by the Company, each is (or will be, at the time of its execution) a valid and binding obligation of Acacia and enforceable against Acacia in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereinafter in effect, affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.3 Corporate Authority Relative to this Agreement; No Violation. Assuming the filings required under the HSR Act (if applicable) are made and the waiting periods thereunder (if applicable) have been terminated or expired, the execution and delivery of this Agreement and the other Transaction Agreements by Acacia and the consummation by Acacia of the Transactions, do not and will not (w) conflict with or result in a breach of any provision of its certificate of incorporation or bylaws, (x) violate or conflict in any material respect with any Law or Order of any Governmental Authority applicable to Acacia or by which any of the assets or properties of Acacia may be bound, (y) require any filing with, or License, consent or approval of, or the giving of any notice to, any Governmental Authority, the failure of which to file or receive would be material, or (z) result in a material violation or breach of, constitute (with or without due notice or lapse of time or both) a material default under, or give rise to any right of termination, cancellation or acceleration, or result in the creation of any material Encumbrance upon any of the properties or assets of Acacia or any of its Subsidiaries or give rise to any material obligation, right of termination, cancellation, acceleration or increase of any material obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract material to Acacia and its Subsidiaries, taken as a whole.

Section 3.4 Purchase Entirely for Own Account. This Agreement is made with Acacia in reliance upon Acacia’s representation to the Company, which by Acacia’s execution of this Agreement Acacia hereby confirms, that each of the Secured Promissory Note, the First Tranche Warrant A, the Primary Warrant, the First Tranche Warrant B, the Second Tranche Warrant, the 10% Warrant, and the securities of the Company for which the foregoing are or will be exercisable or convertible (collectively, the “Securities”) will be acquired for investment for Acacia’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, except as expressly contemplated by this Agreement.

Section 3.5 Reliance upon Acacia’s Representations. Acacia understands that the Securities are not, and will not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder are and will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that reliance on such exemption is predicated on Acacia’s representations set forth herein.

Section 3.6 Disclosure of Information. Acacia believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Acacia has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the Company’s business, properties, prospects and financial condition and to obtain additional information necessary to verify the accuracy of any information furnished to Acacia or to which Acacia had access.

Section 3.7 Investment Experience; Economic Risk. Acacia understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. Acacia represents to the Company that Acacia is an “accredited investor” (within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act), is experienced in evaluating and investing in private placement transactions of securities, and Acacia represents and acknowledges it is able to fend for itself. Acacia has such knowledge and experience in financial and business matters that Acacia is capable of evaluating the merits and risks of investment in the Securities, including the Investment. Acacia can bear the economic risk of investment in the Securities, including the Investment, and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. Acacia has not been organized for the purpose of acquiring the Securities.

Section 3.8 Restricted Securities. Acacia understands that the Securities are and will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection therewith, Acacia represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three (3)-month period not exceeding specified limitations, each as applicable.

Section 3.9 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by Acacia, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Investment.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Acacia as follows:

Section 4.1 Due Organization, Good Standing, Corporate Power and Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company and its Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the property owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2 Authorization and Validity of Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Agreements by the Company and the consummation by the Company of the Transactions, have been (a) duly and validly authorized and unanimously approved by the Board of Directors of the Company and (b) approved by the Company Stockholder Approval, and no other corporate or other action on the part of the Company or its Board of Directors or stockholders is necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Agreements or the consummation of the Transactions, except to the extent (a) the Board of Directors will be required to approve any corporate actions relating to a Public Offering and listing of the Common Stock in connection therewith and (b) the stockholders of the Company will be required to approve (i) any corporate actions to amend the Company’s charter and bylaws in connection with a Public Offering and listing of the Common Stock and (ii) any Contracts regarding voting or other investor rights relating to the Company, to which any such stockholder is anticipated to be a party. This Agreement and the other Transaction Agreements have been (or will be, at the time of their execution) duly and validly executed and delivered by the Company and, to the extent it is a party thereto, assuming due and valid authorization, execution and delivery hereof and thereof by each of the other parties thereto, as applicable, each is (or will be, at the time of its execution) a valid and binding obligation of the Company and enforceable against the Company in accordance with their terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereinafter in effect, affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 4.3 Corporate Authority Relative to this Agreement; No Violation. Assuming (a) the filings required under the HSR Act (if applicable) are made and the waiting periods thereunder (if applicable) have been terminated or expired, (b) the applicable requirements under federal securities Laws and any applicable state securities or blue sky Laws are met, (c) the requirements of an applicable Public Trading Market in respect of the listing of the shares of Common Stock to be offered and sold in the Public Offering are met, and (d) the requirements, if any, of the Financial Industry Regulatory Authority, Cede & Co. and The

Depository Trust Corporation are met, the execution and delivery of this Agreement and the Transaction Agreements by the Company, and the consummation by the Company of the Transactions, do not and will not (w) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of the Company, (x) violate or conflict in any material respect with any Law or Order of any Governmental Authority applicable to the Company, (y) require any filing with, or License, consent or approval of, or the giving of any notice to, any Governmental Authority, the failure of which to file or receive would be material, or (z) as of the date hereof, result in a material violation or breach of, constitute (with or without due notice or lapse of time or both) a material default under, or give rise to any right of termination, cancellation or acceleration, or result in the creation of any material Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or give rise to any material obligation, right of termination, cancellation, acceleration or increase of any material obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract material to the Company and its Subsidiaries, taken as a whole.

Section 4.4 Capitalization; Subsidiaries. As of the date of this Agreement:

(a) The authorized capital stock of the Company consists solely of (i) 38,500,000 shares of Common Stock and (ii) 11,500,000 shares of Company Preferred Stock, of which 3,914,697 shares are designated as Company Series A Preferred Stock, and 3,092,781 shares are designated as Series B Preferred Stock. As of the date hereof, (u) 4,116,618 shares of Common Stock are issued and outstanding, of which (1) 364,663 shares of Common Stock are Company Restricted Shares, and (2) 0 shares of Common Stock are held by the Company in its treasury, (v) 1,173,966 shares of Common Stock are subject to outstanding Stock Options; (w) 386,863 additional shares of Common Stock are reserved for issuance pursuant to the Company Stock Plan, (x) warrants issued by the Company in respect of 412,370 shares of Common Stock are outstanding, but unvested and performance-based, (y) 3,914,697 shares of Series A Preferred Stock are issued and outstanding and (z) 3,092,781 shares of Series B Preferred Stock are issued and outstanding. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable.

(b) Except as set forth in (i) award agreements granting Stock Options or Restricted Shares to employees or consultants of the Company or its Subsidiaries (the standard forms of which have been disclosed prior to the date hereof to Acacia), (ii) the Series B Preferred Stock Agreements, (iii) the certificate of incorporation or bylaws of the Company, and (iv) this Agreement and the other Transaction Agreements, in each of clause (i)-(iv), as they exist as of the date hereof, there are no (1) outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to capital stock of the Company or any capital stock equivalent or other nominal interest in the Company or any of its Subsidiaries (“Company Equity Interests”) pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into or exchangeable for, or evidencing the right to subscribe for, any Company Equity Interests, (2) outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding securities of Company Equity Interests or (3) Contracts or commitments to which the Company or any of its Subsidiaries is a party relating to the issuance, sale, transfer or voting of any equity securities or other securities of the Company. Immediately prior to the commencement of the Public Offering, the issued and outstanding capital stock of the Company shall consist solely of shares of Common Stock.

(c) All outstanding Stock Options and Restricted Shares have been granted under the Company Stock Plan. The Company has made available to Acacia a true and complete list, as of the date hereof, of (i) all outstanding Stock Options and (ii) all Restricted Shares, including in each case where applicable, the name of the holder thereof, the number of shares of Common Stock subject to each such grant, the exercise price per share, the date of grant and the date of expiration for each such grant.

(d) Except for the Secured Promissory Note and any intercompany indebtedness, the Company and its Subsidiaries have no outstanding indebtedness for borrowed money and there are no outstanding guarantees by the Company or any of its Subsidiaries of indebtedness for borrowed money of any other Person. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or, other than as referred to in this Section 4.4, other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

Section 4.5 Financial Statements,

(a) The financial statements, which have been delivered to Acacia, consist of:

(i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2015 (the “Audited Balance Sheet”) and December 31, 2014, and the related audited statements of operations, cash flows and stockholder’s equity for the year ended December 31, 2015 and the period from inception through December 31, 2014, including the notes thereto, in each case, audited by Marcum LLP and Haskell & White LLP, respectively (collectively, the “Audited Financial Statements”); and

(ii) the unaudited consolidated interim balance sheet of the Company and its Subsidiaries as of March 31, 2016 (the “Interim Balance Sheet”), and the related unaudited consolidated interim consolidated statements of operations for the three months ended March 31, 2016 and March 31, 2015 (collectively, including the Interim Balance Sheet and together with the Audited Financial Statements, the “Financial Statements”).

(b) The Financial Statements were prepared in accordance with GAAP, consistently applied, and present fairly, in all material respects, the financial position of the Business as of the dates thereof and the results of its operations and changes in cash flows or other information included therein for the periods or as of the dates then ended, in each case, and subject, where appropriate, to normal year-end audit adjustments, as of the dates thereof and for the periods covered thereby.

(c) Except as recorded as a Liability or otherwise reserved against in the Company’s and its Subsidiaries’ most recent audited consolidated balance sheet, or as described in a disclosure schedule delivered by the Company to Acacia prior to the Closing Date, to the Company’s Knowledge, the Company and its Subsidiaries do not have any material Liabilities of any nature (whether accrued, absolute, contingent or otherwise) other than (i) Liabilities incurred in the ordinary course of business since the date of the Company’s and its Subsidiaries’ most recent audited consolidated balance sheet and (ii) Liabilities incurred under or in accordance with or as expressly permitted by this Agreement or in connection with the Transactions.

Section 4.6 Absence of Certain Changes or Events. In each case, as of the date of this Agreement, except (a) as specifically contemplated or permitted by this Agreement or the Transaction Agreements, (b) as set forth in the Audited Financial Statements, (c) for changes resulting from the announcement of this Agreement or the Transactions, since the date of the Interim Balance Sheet, and (d) entry into that agreement by and between WestwoodOne, Inc. and Veritone Enterprise, LLC. dated June 20, 2016, (i) the Business has been conducted, in all material respects, in the ordinary course of business, and (ii) there has not been any event (including any damage, destruction or loss, whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE 5.

COVENANTS

Section 5.1 Conduct of the Business Pending the Closing. Following the date of this Agreement and until the earlier of the Closing or the termination of this Agreement, except as contemplated or permitted by this Agreement or the Transaction Agreements or to the extent that Acacia shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company agrees, as to itself and its Subsidiaries, that the Company shall conduct its business in, and shall cause its Subsidiaries to conduct their businesses in, and the Company shall not take any action except in, the ordinary course of business, and shall use commercially reasonable efforts to operate its current business organization in such a manner that its goodwill and ongoing businesses are not impaired in any material respect as of the Closing.

Section 5.2 Directors.

(a) Promptly after the date hereof, the Company shall cause one (1) member of the Company Board of Directors designated by the holders of shares of Series B Preferred Stock (a “Series B Designee”) to be replaced with an individual designated by Acacia (an “Acacia Designee”) in accordance with the terms and conditions of the Series B Preferred Stock Agreements and the Company Stockholder Approval.

(b) The Company shall cause the initial members of the Company Board of Directors immediately prior to the consummation of a Public Offering to be elected in accordance with the Voting Agreement, and for such directors to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Restated Certificate and the Bylaws, as amended, in each case to the full extent permitted by law.

Section 5.3 Public Offering.

(a) The Company will use commercially reasonable efforts to consummate, as soon as practicable after the date hereof, such form of a Public Offering as its Board of Directors shall determine is in the best interests of the Company; provided, that, the Company shall have up to five (5) years from the date of the Secured Promissory Note to (A) prepare and file with the SEC an offering circular or registration statement on Form S-1, Form 1-A, Form S-4, or another applicable form of offering circular or registration statement approved by the SEC for the nature of such Public Offering undertaken by the Company (as applicable, the “Registration Statement), (B) to the extent commercially practicable, consummate such Public Offering, and (C) as of the consummation of such Public Offering, become qualified to list the Common Stock with a Public Trading Market.

(b) Acacia will use commercially reasonable efforts to support and facilitate the efforts of the Company to consummate a Public Offering and become qualified for the listing of its Common Stock, as described in this Section 5.3.

(c) In furtherance of the Parties’ respective covenants set forth in Sections 5.3(a) and (b), the Parties agree to that, soon after the date hereof, they will engage in discussions with potential underwriters regarding market conditions and other relevant factors in determining whether and when the Company should undertake a Public Offering and whether such Public Offering should be an initial public offering, a Regulation A Offering, or another permissible form of transaction within the definition of “Public Offering”. Thereafter, the Company will use its commercially reasonable efforts, upon the approval of its Board of Directors, to prepare and file with the SEC the applicable Registration Statement approved by the Board of Directors of the Company, the offering circular or prospectus, as applicable, included therein, and each amendment and supplement thereto for such Public Offering as the Board of Directors of the Company determines to be in the best interests of the Company. Acacia will use its commercially reasonable efforts to cooperate with the Company in the preparation of such Registration Statement, including by furnishing all information concerning Acacia required to be included in such Registration Statement and by providing other assistance to the Company in connection with the preparation of such Registration Statement as the Company may reasonably request. The Company will use its commercially reasonable efforts to prepare, and Acacia shall use its commercially reasonable efforts to cooperate with the Company in the preparation of, all information required by the SEC to be included in such Registration Statement. The Company will use its commercially reasonable efforts, and Acacia will use its commercially reasonable efforts to cooperate with the Company, to have such Registration Statement declared effective or become qualified, as applicable, under the Securities Act on a date to be mutually agreed upon by Acacia and the Company and to keep such Registration

Statement effective as long as is necessary to consummate such Public Offering; provided, that such date is no earlier than the date on which the Company would be reasonably able to meet its obligations and requirements as a public company with securities listed with, or quoted on, a Public Trading Market and is otherwise reasonably prepared to operate as a standalone entity. The Parties hereby agree that any such Public Offering will be a primary offering of shares of Common Stock. The Company will not include in any such Registration Statement any shares of Common Stock or other securities held by any stockholder of the Company without the prior written consent of Acacia, which consent shall not be unreasonably withheld, conditioned or delayed; provided that to the extent that any such consent is granted by Acacia, it shall apply pro rata to all holders of Registrable Securities (as defined in the IRA) on an as converted to Common Stock basis.

Section 5.4 Listing Matters. The Company shall prepare and file, and shall use commercially reasonable efforts to have approved prior to the consummation of a Public Offering, an application for the listing on a Public Trading Market of the shares of Common Stock to be offered and sold in the Public Offering and shares of Common Stock to be reserved for issuance pursuant to any director or employee benefit plan or arrangement.

Section 5.5 Public Announcements. Until the earlier of the Closing or the termination of this Agreement, Acacia and the Company shall consult with each other prior to making any press release or public announcement relating to the Transactions and shall not issue any such press release or make any such public announcement prior to such consultation and without the consent of the other Parties, which consent shall not be unreasonably withheld, delayed or conditioned, except as (i) may be required by applicable Law, Order or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with, and accept reasonable comment from, the other Party a reasonable time before issuing any such press release or making any such public announcement or (ii) in the case of an oral statement, is substantially similar in content to previous written press releases, public disclosures or public statements made jointly by the Parties or in investor conference calls, SEC filings, Q&As or other documents approved by the Parties.

Section 5.6 Solicitation. During the period beginning on the date of the Secured Promissory Note and ending on the earlier of (x) the Maturity Date and (y) the date of the consummation of a Public Offering, the Company may solicit, negotiate with, execute documents (including, but not limited to, nondisclosure agreements, term sheets, letters of intent, and definitive agreements) with, engage in diligence regarding, and consummate transactions with Persons or groups of Persons in connection with (i) acquisitions of such Persons or of the businesses or assets of such Persons or groups of Persons, (ii) a Next Equity Financing, (iii) investments by strategic investors, and (iv) a Public Offering; provided that, with respect to any of the transactions set forth in clauses (i) through (iii) above, the Company shall have received the consent of Acacia (such consent not to be unreasonably withheld, delayed or conditioned) prior to consummating such transactions.

Section 5.7 Employee Option Pool . Prior to the consummation of the Public Offering, the Board of Directors of the Company shall take such action as may be necessary to establish an employee option pool (the “Employee Option Pool”) to provide eligible employees and other individuals providing services to the Company or any of its Subsidiaries following the Closing with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue such employment or service. The Board of Directors of the Company shall simultaneously reserve for the Employee Option Pool that number of shares of Common Stock representing 5.0% of the aggregate number of shares of Common Stock, on a Fully Diluted Basis immediately prior to the consummation of the Public Offering (including in such calculation (y) all shares of Common Stock reserved for the Employee Option Pool pursuant to this Section 5.7 and (z) all shares of Common Stock reserved or to be reserved for the conversion of the Secured Promissory Note and the Primary Warrant (to the extent exercised) but excluding any shares of Common Stock issued and sold pursuant to the Public Offering or in respect of any of the 10% Warrant, First Tranche Warrant A, First Tranche Warrant B and Second Tranche Warrant).

Section 5.8 Certain Information . During the period commencing on the date hereof and ending on the later to occur of (a) the Maturity Date and (b) such time as all outstanding principal balance under the Secured Promissory Note and all accrued interest thereon have been repaid in full by the Company or converted into shares of Common Stock in accordance therewith, the Company will furnish to Acacia the financial and other information that the Company is required to furnish to Qualifying Investors (as defined in the Investor Rights Agreement) pursuant to Section 3 of the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein.

ARTICLE 6.

CLOSING CONDITIONS

Section 6.1 Conditions to the Obligations of Acacia. The obligations of Acacia to consummate the Investment are subject to the satisfaction, as of the Closing, of the following conditions, which may be waived, in whole or in part, by Acacia to the extent permitted by Law:

(a) The representations and warranties of the Company set forth in Article IV shall be true and correct in all respects, in each case at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of the Closing Date (except to the extent such representations and warranties address matters as of a particular date, which shall be true and correct as of the specified date). The Company shall have delivered to Acacia a certificate, dated as of the Closing Date, of an executive officer of the Company certifying the satisfaction by the Company of the conditions set forth in this Section 6.1(a).

(b) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing Date.

(c) The Company and each of the Company Stockholders, as applicable, shall have entered into and delivered to Acacia the Transaction Agreements to which the Company, any of its Subsidiaries or such Company Stockholder, as applicable, is a party and that by their terms are to be delivered on or prior to the Closing Date, and such agreements shall be in full force and effect and with no default thereunder.

(d) Since the date of this Agreement, no event, occurrence, fact, condition, change, development or effect shall exist or have occurred or come to exist that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

(e) Except for Series B Preferred Stock Agreements that have been amended in connection with the execution of this Agreement, each of the Series B Preferred Stock Agreements shall have been terminated at or prior to the Closing pursuant to an agreement in form and substance reasonably satisfactory to Acacia, and Acacia shall have been provided with evidence of such termination reasonably satisfactory to it.

(f) Prior to the date of the Registration Statement, each of Chad Steelberg and Ryan Steelberg (each, an “Executive”) shall have entered into an employment agreement with the Company, with a term of at least 36 months, and on other terms and conditions to be mutually agreed by Acacia and each Executive, and each such agreement shall not have been terminated and shall be in full force and effect as of the Closing Date.

Section 6.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Investment are subject to the satisfaction, as of the Closing, of the following conditions, which may be waived, in whole or in part, by the Company to the extent permitted by Law:

(a) The representations and warranties of Acacia set forth in Article 3 shall be true and correct in all respects, in each case at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of the Closing Date (except to the extent such representations and warranties address matters as of a particular date, which shall be true and correct as of the specified date).

(b) Acacia shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing.

ARTICLE 7.

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned, or may terminate automatically, at any time prior to the Closing, whether before or after any approval of the matters presented in connection with the Transactions by any stockholders required to approve the Transactions:

(a) by the mutual written consent of Acacia and the Company;

(b) automatically upon the close of business on August 15, 2021;

(c) automatically upon effectuation of the Exercise (as defined in the Primary Warrant) of the Primary Warrant in its entirety, whether in a single Exercise or a series of partial Exercises (including the Company’s receipt of the aggregate Exercise Price in respect of the whole Primary Warrant);

(d) automatically upon the Primary Warrant becoming, at the Company’s written election, null and void in accordance with Section 2 thereof;

(e) by the Company (so long as the Company is not then in material breach of any covenant, representation or warranty or other agreement contained herein which breach would cause the Closing conditions of Acacia not to be satisfied if the Closing were to occur at the time of termination, other than those conditions that by their nature cannot be satisfied prior to the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), if there has been a material breach by Acacia of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue in any material respect, in either case such that Section 6.2(a) or Section 6.2(b) hereof would be incapable of being satisfied, and such breach or condition has not been cured within thirty (30) days following receipt by Acacia of notice of such breach;

(f) by Acacia (so long as Acacia is not then in material breach of any covenant, representation or warranty or other agreement contained herein which breach would cause the Closing conditions of the Company not to be satisfied if the Closing were to occur at the time of termination, other than those conditions that by their nature cannot be satisfied prior to the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), if there has been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue in any material respect, in either case such that Section 6.1(a) or Section 6.1(b) would be incapable of being satisfied, and such breach or condition has not been cured within thirty (30) days following receipt by the Company of notice of such breach; or

(g) by either Acacia or the Company if any Law or Order by any Governmental Authority preventing or prohibiting consummation of the Transactions shall have become final and non-appealable.

The Party desiring to terminate this Agreement pursuant to this Section 7.1 will give written notice of such termination to the other Party, specifying the provision pursuant to which such termination is effected.

Section 7.2 Effect of Termination. If this Agreement is terminated by Acacia or the Company pursuant to Section 7.1 hereof, then this Agreement shall become void and have no effect with no Liability on the part of the Parties, except to the extent that such termination results from a Party’s intentional breach of, or fraud in respect of, any of its covenants or agreements set forth in this Agreement; provided, however, that the provisions of the Confidentiality Agreement, this ARTICLE 7 and ARTICLE 8 shall remain in full force and effect and shall survive any termination of this Agreement.

ARTICLE 8.

GENERAL PROVISIONS

Section 8.1 Survival of Representations and Warranties. The representations and warranties of Acacia and the Company contained in this Agreement will expire and be of no further force or effect as of the Closing.

Section 8.2 Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement will be in writing and will be deemed given only (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided, that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile or (iv) five (5) calendar days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications will be sent to the Parties at the following addresses (or at such address for a Party as will be specified by like notice):

if to Acacia, to:

Acacia Research Corporation

520 Newport Center Drive, 12th Floor

Newport Beach, CA 92660

Attention:  Edward J. Treska, General Counsel

Facsimile:  949-480-8391

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP

200 Park Avenue

New York, NY 10166

Attention:  Dennis J. Block

Facsimile:  212-805-5555

with a copy (which will not constitute notice) to:

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention:  Mark L. Skaist

Facsimile:  949-725-4100

if to the Company, to:

Veritone, Inc.

3366 Via Lido

Newport Beach, CA 92663

Attention:  John M. Markovich, Chief Financial Officer

Facsimile:  (949) 209-0365

with a copy (which will not constitute notice) to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California

Attention:  Mary Ann Todd, Esq.

                  Katherine H. Ku, Esq.

Facsimile:  (213) 687-3702

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

600 Anton Boulevard, Suite 1800

Costa Mesa, CA 92626

Attention:  Ellen S. Bancroft, Esq.

Facsimile:  (714) 830-0700

Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided that such notification will only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.3 Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in one or more counterparts each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) will be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 8.4 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any Person (other than Acacia, the Company and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person will be deemed a third party beneficiary under or by reason of this Agreement.

Section 8.5 Assignment. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party, and any purported assignment without such consent will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 8.6 Governing Law; WAIVER OF JURY TRIAL.

(a) This Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement (and all Exhibits hereto) will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware will control the interpretation and construction of this Agreement (and all Exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily apply.

(b) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 8.7 Jurisdiction and Service of Process. Any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, in each case, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement (i) any claim that is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.7, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party further agrees that neither Party to this Agreement will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.7 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2, or in such other manner as may be permitted by Law, will be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

Section 8.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance will be declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable to the maximum extent permitted while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the original intent of the Parties.

Section 8.9 Headings. The headings and captions of the Articles and Sections used in this Agreement and the table of contents to this Agreement are for reference and convenience purposes of the Parties only, and will be given no substantive or interpretive effect whatsoever.

Section 8.10 Amendment; Extension; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 8.11 Interpretation. When a reference is made in this Agreement to an Article, Section, or Exhibit, such reference will be to an Article, Section, or Exhibit of this Agreement unless otherwise indicated. The table of contents to this Agreement, and the Article and Section headings contained in this Agreement, are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms and any reference to the masculine, feminine or neuter gender will be deemed to include any gender or all three as appropriate. Unless otherwise specified, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and including all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

Unless the context otherwise requires, “or,” “neither,” “nor,” “any,” “either,” and “or” will not be exclusive. Wherever and whenever in this Agreement there is a consent right of a Party or a reference to the “satisfaction” or “sole discretion” of a Party, such Party will be entitled to consider solely its own interests (and not the interests of any other Person) or, at its sole election, any such other interests and factors as such Party desires. The Parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 8.12 Specific Performance; Limitation on Money Damages. The Parties agree that irreparable damage would occur in the event that the Company fails to consummate the Transactions in accordance with the terms of this Agreement and that Acacia shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity. Each Party hereby waives, in any Action by the other Party for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith. The Parties hereby agree that money damages will not be available to either Party from the other Party in connection with this Agreement or the Transactions, except to the extent that such damages result from a Party’s intentional breach of, or fraud in respect of, any of its covenants or agreements set forth in this Agreement. In no event will any Representative of Acacia or the Company have any liability or obligation relating to or arising out of this Agreement or the Transactions. Except as provided in this Section 8.12 and Section 7.2, or in another Transaction Agreement, each Party hereby waives (on behalf of itself, its Affiliates and its stockholders) any and all claims against the other Party, whether arising as a matter of contract or tort Law or by virtue of any statute, regulation or other applicable Law or by any legal or equitable proceeding.

Section 8.13 References to Time. All references in this Agreement to times of the day will be to Los Angeles time, unless expressly stated otherwise.

Section 8.14 No Representations or Warranties.

(a) EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY OTHER TRANSACTION AGREEMENT, ACACIA (ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS STOCKHOLDERS) ACKNOWLEDGES THAT NONE OF THE STOCKHOLDERS OF THE COMPANY, THE COMPANY OR ANY OF ITS SUBSIDIARIES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY HEREIN AS TO ANY MATTER WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR TITLE. EXCEPT TO THE EXTENT OTHERWISE PROVIDED FOR HEREIN OR IN ANY OTHER TRANSACTION AGREEMENT, ACACIA (ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS STOCKHOLDERS) FURTHER ACKNOWLEDGES THAT ALL OTHER REPRESENTATIONS OR WARRANTIES THAT THE COMPANY STOCKHOLDERS, THE COMPANY OR ANY OF ITS SUBSIDIARIES GAVE OR MIGHT HAVE GIVEN, OR WHICH MIGHT BE PROVIDED OR IMPLIED BY APPLICABLE LAW OR COMMERCIAL PRACTICE, ARE HEREBY EXPRESSLY EXCLUDED, AND THAT NEITHER ACACIA NOR ANY OF ITS AFFILIATES OR STOCKHOLDERS HAS RELIED ON ANY SUCH REPRESENTATION OR WARRANTY. NOTHING IN THIS PARAGRAPH WILL OPERATE TO LIMIT A CLAIM FOR FRAUD.

(b) EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY OTHER TRANSACTION AGREEMENT, THE COMPANY (ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS STOCKHOLDERS) ACKNOWLEDGES THAT NONE OF ACACIA OR ANY OF ITS SUBSIDIARIES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY HEREIN AS TO ANY MATTER WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR TITLE. EXCEPT TO THE EXTENT OTHERWISE PROVIDED FOR HEREIN OR IN ANY OTHER TRANSACTION AGREEMENT, THE COMPANY (ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS STOCKHOLDERS) FURTHER ACKNOWLEDGES THAT ALL OTHER REPRESENTATIONS OR WARRANTIES THAT ACACIA OR ANY OF ITS SUBSIDIARIES GAVE OR MIGHT HAVE GIVEN, OR WHICH MIGHT BE PROVIDED OR IMPLIED BY APPLICABLE LAW OR COMMERCIAL PRACTICE, ARE HEREBY EXPRESSLY EXCLUDED, AND THAT NONE OF THE COMPANY OR ITS AFFILIATES OR STOCKHOLDERS HAS RELIED ON ANY SUCH REPRESENTATION OR WARRANTY. NOTHING IN THIS PARAGRAPH WILL OPERATE TO LIMIT A CLAIM FOR FRAUD.

Section 8.15 Fees and Expenses. Except as otherwise provided in this Agreement or another Transaction Agreement, all fees and expenses incurred in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses.

[Signature Page Follows]

In WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACACIA RESEARCH CORPORATION

By:	/s/ Clayton J. Hayes
	Name:	Clayton J. Hayes
	Title:	CFO

VERITONE, INC.

By:	/s/ John M. Markovich
	Name:	John M. Markovich
	Title:	Chief Financial Officer

SIGNATURE PAGE TO INVESTMENT AGREEMENT

EXHIBIT A

SECURED PROMISSORY NOTE

See Exhibit 10.10.

EXHIBIT B

FIRST TRANCHE WARRANT A

See Exhibit 10.12.

EXHIBIT C

PRIMARY WARRANT

See Exhibit 10.11.